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                                                                    EXHIBIT 3.36
                       WEST SUBURBAN KIDNEY CENTER, S.C.

                                    BY-LAWS

                                   ARTICLE 1

                                 STOCKHOLDERS


     SECTION 1.  Annual Meetings. The corporation shall hold an annual meeting
                 ---------------
of its stockholders for the election of directors and for the transaction of general business at such place as may be designated by the Board of Directors, at 3:00 p.m., on the second Saturday in April of each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday. Such annual meetings shall be general meetings open for the transaction of any business within the powers of the corporation without special notice of such business, except in cases in which special notice is required by statute, by the articles of incorporation or by these by-laws.

     SECTION 2.  Special Meetings. Unless otherwise prescribed by statute,
                 ----------------
special meetings of the stockholders may be called at any time by the Board of Directors or by the President and shall be called by the President or the Secretary upon a written request of stockholders owning a twenty-five per cent (25%) interest in amount of the entire outstanding shares of the corporation entitled to vote. No business other than that stated in the notice described in the next succeeding section shall be transacted at any special meeting without the unanimous consent of all of the stockholders entitled to vote thereat.

     SECTION 3.  Notice of Meetings. Except as otherwise provided by law,
                 ------------------
written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, a brief statement of the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than forty (40) days before the date of every meeting of stockholders either personally or by mail, by or at the direction of the President or the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Whenever any notice is required to be given under the provisions of Illinois law, the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether it be before or after the time stated therein, shall

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be deemed equivalent to the giving of such notice. It shall not be requisite to the validity of any meeting of stockholders that notice thereof, whether prescribed by law, by the articles of incorporation or by these by-laws, shall have been given to any stockholder who attends in person or by proxy. No notice other than by verbal announcement need be given of any adjourned meetings of stockholders.

     SECTION 4.  Place of Meetings. Annual and special meetings of stockholders
                 -----------------
shall be held at one of the corporation's offices or at such place or places as shall be fixed by the Board of Directors.

     SECTION 5.  Quorum. Except as otherwise required by law, the articles of
                 ------
incorporation or these by-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. If upon the reconvening of any such adjourned meeting a majority of the stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at such time as it is reconvened.

     SECTION 6.  Voting. Except when cumulative voting is required by law, each
                 ------
outstanding share of the capital stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders. Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time. When a quorum is present or represented at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by virtue of an express provision of law, the articles of incorporation or another section of these by-laws.

     SECTION 7.  Proxies. Any stockholder entitled to vote at a meeting of
                 -------
stockholders may vote either in person or by proxy executed in

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writing by the stockholder or by his duly authorized attorney-in-fact; provided, however, that no proxy to vote any shares of the corporation shall issue to or be voted by any person who is licensed pursuant to the Illinois Medical Practice Act.

          SECTION 8. Action without Meeting. Whenever the vote of stockholders
                     ----------------------
at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of a statute, the articles of incorporation or of these by-laws, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

          SECTION 9. List of Stockholders. At least ten (10) days prior to each
                     --------------------
meeting of stockholders at which directors are to be elected, the Secretary shall make or cause to be made a complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, showing the mailing address of each according to the records of the corporation and the number of voting shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, and shall at all times during the usual hours for business be open to the examination of any stockholder, and shall also be produced and kept at the time and place of such election for the inspection of any stockholder during the whole time thereof.

          The original stock ledger or transfer book, or a duplicate thereof, kept at the principal office of the corporation, shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock ledger or transfer book or to vote at any meeting of stockholders.

                                  ARTICLE II

                              BOARD OF DIRECTORS

          SECTION 1. Powers. The business and affairs of the corporation shall
                     ------
be managed by a Board of Directors, which may exercise all of the powers of the corporation except such as are by statute, the articles of incorporation or these by-laws conferred upon or reserved to the stockholders. Continuing and exclusive authority to fix, supervise and control the professional, business and other affairs of the corporation shall be

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wholly vested in the Board of Directors.

          SECTION 2. Number. The number of directors shall be three except that
                     ------
in cases where all of the shares of the corporation are owned beneficially and of record by either one (1) or two (2) stockholders, the stockholders by resolution at an annual or special meeting may fix the number of directors to be less than three (3) but not less than the number of stockholders. The directors need not be stockholders but must at all times be persons licensed pursuant to the Illinois Medical Practice Act.

          SECTION 3. Election and Term. The directors shall be elected at the
                     -----------------
annual meeting of shareholders and each shall serve until his successor shall have been elected and qualified.

          SECTION 4. Meetings. The newly elected directors may hold their first
                     --------
meeting without notice, for the purpose of organization and the transaction of business, immediately after the annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent in writing of all the directors.

          Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors. Unless otherwise determined as aforesaid, regular meetings shall be held at the place of and immediately after the annual meeting of stockholders.

          Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of any director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

          SECTION 5. Notice of Meetings. No notice of regular meetings of the
                     ------------------
board need be given. Notice of the place, day and hour of every special meeting shall be given to each director at least one (1) day before the meeting, by delivering the same to him personally, by sending the same to him by telegraph, or by leaving the same at his residence or usual place of business, or, in the alternative, upon two (2) days' notice, by mailing it, postage prepaid, and addressed to him at his last known mailing address, as reflected in the records of the corporation. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who attends, except where a director attends for the express purpose of objecting to the

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transaction of any business because the meeting is not lawfully called or convened. No notice of adjourned meetings of the Board of Directors need be specified in the notice or waiver of notice of such meeting. All regular and special meetings of the Board of Directors shall be open for the transaction of any business within the powers of the corporation without special notice of such business, except in those cases in which special notice is required by law, the articles of incorporation or by these by-laws.

          SECTION 6. Quorum. At all meetings of the Board of Directors, a
                     ------
majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the articles of incorporation or these by-laws. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no notice thereof need be given other than by announcement at the meeting which shall be adjourned. Upon the reconvening of any such adjourned meeting, if a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally convened.

          SECTION 7. Informal Action. Unless otherwise restricted by the
                     ---------------
articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of the Executive Committee may be taken without a meeting, if a written consent to such action is executed by all members of the Board of Directors or of the Executive Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the Executive Committee.

          SECTION 8. Compensation. Directors shall not receive any stated salary
                     ------------
for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          SECTION 9. Indemnification. (a) To the extent permitted by law, the
                     ---------------
Board of Directors of the corporation may by resolution indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right

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of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had not reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 9. (b) Any indemnification under Subsection (a) hereof (unless
          --------------
ordered by a court) shall be made by the Board of Directors only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subsection (a). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (3) by the stockholders

          SECTION 9. (c) The indemnification provided by this Section shall not
          --------------
be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders, disinterested directors, or otherwise, both as to the action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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          SECTION 10. Resignations. Any director, member of the Executive
                      ------------
Dommittee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its actual receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 11. Vacancies. Vacancies occurring in the Board of Directors,
                      ---------
through death, resignation or otherwise, and newly created directorships resulting from an increase in the number of directors, may be filled by an election at an annual meeting or at a special meeting of shareholders called for that purpose. The directors so chosen shall hold office until their successors are duly elected and shall qualify.

                                  ARTICLE III

                              EXECUTIVE COMMITTEE

          SECTION 1.  Executive Committee. The Board of Directors by resolution
                      -------------------
adopted by a majority of the whole Board of Directors may designate an Executive Committee of two (2) directors. Except as otherwise provided by law, during the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the corporation. The Executive Committee shall keep full accounts of its transactions. All actions by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

          SECTION 2.  Meetings of Executive Committee. The Executive Committee
                      -------------------------------
shall fix its own rules of procedure and shall meet as provided by such rules and its shall also meet at the call of either member of the Committee. Both members of the Executive Committee shall be necessary to constitute a quorum, and the concurrence of both shall be required in all matters to constitute the act of the Committee.

          SECTION 3.  Executive Committee Powers. For all purposes of these
                      --------------------------
by-laws, the words "Board of Directors", "directors", "Board" or any equivalent term shall be construed to include "Executive Committee", it being the intent that such Committee shall, except as otherwise provided by law, have and exercise all of the powers conferred on the Board of Directors by law, the articles of incorporation and these by-laws.

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                                  ARTICLE IV

                               OTHER COMMITTEES


          To the extent that such action is not inconsistent with the provisions of Article III hereof, the Board of Directors may designate one or more committees in addition to the Executive Committee. Each committee shall consist of one (1) or more of the directors of the corporation, and to the extent provided by the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                                   ARTICLE V

                                   OFFICERS

          SECTION 1. Officers. The officers of the corporation shall be a
                     --------
President, a Vice President, a Secretary and a Treasurer. In addition, the Board of Directors may elect such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors may deem proper. None of the officers need be directors, but all must be person licensed to practice pursuant to the Illinois Medical Practice Act. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders. Any two (2) or more offices, other than those of President and Secretary may be held by the same person.

          SECTION 2. Other Officers and Agents. The Board of Directors may
                     -------------------------
appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 3. President. The President shall be the chief executive
                     ---------
officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation, and subject to the powers of the Board of Directors, he shall have general supervision, direction and control of the business of the corporation. He shall preside at all meetings of the stockholders if present thereat. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal

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to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary.

          SECTION 4. Vice-President. Each Vice-President shall have such powers
                     --------------
and shall perform such duties as shall be assigned to him by the Board of Directors.

          SECTION 5. Secretary. The Secretary shall give, or cause to be given,
                     ---------
notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person directed by the President, or by the directors or stockholders, upon whose request the meeting is called as provided in these by-laws. He shall record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requirint it, when authorized by the Board of Directors or the President, and attest the same.

          SECTION 6. Treasurer. The Treasurer shall have the custody of the
                     ---------
corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

          The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

          SECTION 7. Assistant Treasurers and Assistant Secretaries. Assistant
                     ----------------------------------------------
Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

          SECTION 8. Removal of Officers. Any officer of the corporation may be
                     -------------------
removed, by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby.

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                                  ARTICLE VI

                                 MISCELLANEOUS


          SECTION 1. Certificates of Stock. Certificates of stock, numbered and
                     ---------------------
with the seal of the corporation affixed, signed by the President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation.

          SECTION 2. Lost Certificates. A new certificate of stock may be issued
                     -----------------
in the place of any certificate theretofore issued by the corporation and alleged to have been lost or destroyed. However, the Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate, or the issuance of a new certificate.

          SECTION 3. Transfer of Shares. The shares of stock of the corporation
                     ------------------
shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, by whom they shall be cancelled, and new certificates shall thereupon be issued.

          SECTION 4. Dividends. Subject to the provisions of the articles of
                     ---------
incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meetings, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their absolute discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

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          SECTION 5. Seal. The corporate seal shall be circular in form and
                     ----
shall contain the name of the corporation and the words "CORPORATE SEAL ILLINOIS". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 6. Fiscal Year. The fiscal year of the corporation shall end
                     -----------
on the last day of March.

          SECTION 7. Checks. All checks, drafts or other orders for the payment
                     ------
of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, in such manner as shall be determined from time to time by resolution of the Board of Directors.

          SECTION 8. Notice and Waiver of Notice. Whenever any notice is
                     ---------------------------
required to be given by these by-laws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by certified or registered mail, return receipt requested, in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known address. Such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

          Whenever any notice is required to be given under the provisions of any law, the articles of incorporation of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          SECTION 9. Closing the Transfer Books and Fixing the Record Date. For
                     -----------------------------------------------------
the purpose of determining the right of shareholders to vote or receive dividends, the Directors may provide that the stock transfer books shall be closed for a stated period not to exceed forty (40) days. In such event, the books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders for at least ten (10) days or in the case of a merger or consolidation at least 20 days, immediately prior to a meeting of the shareholders. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 40 days, and, for a meeting of shareholders, not less than 10 days or in case of a merger or consolidation, not less than 20 days, immediately preceding such meeting or payment of such dividend. If the Directors shall not so provide for a closing of the transfer books or the fixing of a record date, then the date on which notice of the meeting of the shareholders was given or the date on which the resolution of the Board of Directors declaring a dividend was adopted, as the case may be, shall be the record date for determining

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the rights of shareholders. When a determination of shareholders entitled to vote at a meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                  ARTICLE VII

                                  AMENDMENTS

          SECTION 1.  By Shareholders. These by-laws may be amended or repealed
                      ---------------
and new by-laws may be adopted at any annual or special meeting of the stockholders by a two-thirds (2/3) vote of the stock issued and outstanding and entitled to vote thereat. However, such action may be taken at a special meeting only if the notice of meeting specifically designates the provisions of these by-laws proposed for amendment or repeal and sets forth any new provisions proposed to be adopted.

          SECTION 2.  By Directors. These by-laws may be amended or repealed and
                      ------------
new by-laws may be adopted at any regular or special meeting of the Board of Directors by a unanimous vote of the entire Board of Directors.

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